EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-94026, 33-51234, 33-75028, 33-77684, 33-57628, 33-80581, 33-80583, 333-42775, 333-89325, 333-89329 and 333-89327 of Apria Healthcare Group Inc. on Form S-8 of our report dated February 16, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for goodwill and other intangible assets), appearing in this Annual Report on Form 10-K of Apria Healthcare Group Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Costa Mesa, California
March 15, 2004